EXHIBIT 99.1


               Rapid Link Completes Acquisition of Telenational
                                Communications


 LOS ANGELES, CA - May 8, 2006 - Rapid Link, Inc. (OTCBB: RPID.OB), one of the leading providers of Internet Phone services to niche markets like the military, today announced that it has closed the previously announced acquisition of Telenational Communications, Inc.

 Rapid Link has financed this acquisition through the issuance of a Promissory Note in the aggregate principal amount of $1,000,000 paid to Apex Acquisitions, Inc., in its capacity as the sole stockholder of Telenational Communications, Inc. The Company notes that the use of the Promissory Note to provide near-term financing of the acquisition will expedite the closing and therefore the integration of the two companies. This allows Rapid Link to begin executing on its growth strategy for the remainder of 2006. Under the terms of the Promissory Note, the Note shall be due the earlier of 18 months or upon Rapid Link's closing of an equity or debt financing with gross proceeds equal to or greater than $2 million. The Note accrues interest at an agreed upon rate of 8% and is collateralized by the stock of Telenational.

 Rapid Link's strategy will be achieved through both organic growth and by extending and complementing the Company's niche market target through selective acquisitions. As previously announced, Rapid Link has identified Telenational as a highly successful and an ideal partner with a highly complementary business.

 The potential synergies that may contribute to Rapid Link's growth efforts moving forward include the following:

        *  Immediately accretive to Rapid Link's earnings
        * Acquisition should more than double Rapid Link's current revenue run rate
        * Complementary technologies in synergistic niche retail focus and brand
        * Operating and cost efficiencies deriving from the consolidation of back office foundations
        *  Highly complementary and experienced management team

 "We are very pleased to complete the acquisition of Telenational using a flexible financing strategy that allows us time to achieve the optimal financing package in the marketplace which best serves the interest's of our share holders," said John Jenkins, CEO of Rapid Link. "Both Rapid Link and Telenational have a long tradition of focusing very carefully on user needs. We share a similar customer base and a strong commitment toward standards. With this new relationship, the Company is at a point where the business vision can best be realized and customer needs met most effectively by merging. Going forward, this will improve our bottom line and create the critical mass necessary to take Rapid Link to the next stage in its growth strategy."


 About Telenational Communications, Inc.

 Founded in 1988 as Telenational Communications LP, the Company specialized as a long distance carrier with operations in the North America and Europe. Incorporated in 1997 as Telenational Communications, Inc. ("TNC"), the Company has continued to operate from its global headquarters in Omaha, Nebraska.


 About Rapid Link, Inc.

 Founded in 1997 as Dial Thru International Corporation, Rapid Link provides value-added Internet Phone (IP) communication services to customers, both domestically and internationally. Rapid Link is a leading niche market provider that has focused on the US military and other key niche markets through its proven, high-quality Internet telephony products, services and infrastructure for service providers, businesses and individuals worldwide. The Company's IP service offerings include multiple service plans that reside on Rapid Link's state-of-the-art IP network. The Company offers PC-to-PC, PC-to-phone, phone-to-phone calling on their unique set of IAD's -- Internet Access Device's -- that provide a new low cost phone service that is delivered through a broadband connection. Rapid Link's back office provides billing, operations management, marketing support, inventory management, accounts payable, accounts receivable, sales force automation, commission management, trouble ticket reporting. Customers can manage their telecommunications services in a real-time environment through the Company's tested back office support structure. Rapid Link's network spans more than 15 countries on five continents. For more information, visit www.rapidlink.com.


 Forward Looking Statements:

 This press release contains forward-looking statements, involving risks and uncertainties. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors which include, but are not limited to, Rapid Link's ability to attract investors, Rapid Link's future operating results, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

 Contacts:
 David Hess
 President and COO
 Rapid Link, Inc.
 Tel.: 310-566-1701

 The Ruth Group

 Investors:
 John Quirk
 Tel.: 646-536-7029

 Media:
 Susan Kim
 Tel: 646-536-7032